Exhibit 99.60

Form 51-102F3

Material Change Report

ITEM 1	NAME AND ADDRESS OF ISSUER

Goldgroup Mining Inc. (the “Company” or “Goldgroup”)

1111 Melville Street, Suite 410

Vancouver, BC V6E 3V6

ITEM 2	DATE OF MATERIAL CHANGE

January 26, 2026

ITEM 3	NEWS RELEASE

News release dated January 26, 2026 was issued and distributed through the facilities of Newsfile and filed on SEDAR+, a copy of which is attached hereto as Schedule “A”.

ITEM 4	SUMMARY OF MATERIAL CHANGE

On January 26, 2026, the Company announced that it had entered into a definitive arrangement agreement and plan of merger (the “Arrangement Agreement”) with Gold Resource Corporation (NYSE American: GORO) (“GRC”), whereby Goldgroup agreed to acquire all of the issued and outstanding shares of GRC’s common stock (the “Transaction”).

Pursuant to the Arrangement Agreement, GRC’s stockholders will receive 1.4476 common shares of Goldgroup for each share of GRC’s common stock (adjusted to 0.3619 common shares of Goldgroup for each share of GRC’s common stock as a result of a four-for-one share consolidation to be completed by Goldgroup prior to closing) (the “Exchange Ratio”). Based on the closing prices of GRC’s common stock and Goldgroup’s common shares on January 23, 2026, the Exchange Ratio represents a value of US$2.25 per share of GRC’s common stock, reflecting a 39% premium to GRC’s closing price on January 23, 2026. The Transaction values GRC’s common stock at approximately US$372 million on a fully-diluted in-the-money basis and based on the value of Goldgroup shares on January 23, 2026.

The proposed Transaction will occur by way of a reverse triangular merger in which GRC will merge with a wholly owned subsidiary of Goldgroup under Colorado law and a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), with GRC surviving as a wholly owned subsidiary of Goldgroup. Upon completion of the Transaction, GRC stockholders are expected to own approximately 40% of the combined company on a fully-diluted in-the-money basis with Goldgroup’s current shareholders holding the remaining approximately 60% interest.

The Transaction was unanimously approved by the boards of directors of Goldgroup and GRC. The Transaction was negotiated at arm’s length. No finder’s fees or commissions are payable by either party in connection with the Transaction. The Transaction is expected to close in the second quarter of 2026, subject to customary closing conditions (including approval by the shareholders of each of Goldgroup and GRC, approval of the Supreme Court of British Columbia in respect of the Arrangement, approval of the TSX Venture Exchange (for Goldgroup) and approval by the Mexican National Antitrust Commission (Comisión Nacional Antimonopolio)). Upon closing, the board of directors of Goldgroup will be comprised of three directors selected by Goldgroup and two directors selected by GRC. The parties anticipate that the executive management team of GRC will become the officers of the combined company.

ITEM 5.1	FULL DESCRIPTION OF MATERIAL CHANGE

See the news release attached as Schedule “A” hereto.

ITEM 5.2	DISCLOSURE FOR RESTRUCTURING TRANSACTIONS

Not applicable.

ITEM 6	RELIANCE ON SUBSECTION 7.1(2) OR (3) OF NATIONAL INSTRUMENT 51-102

Not applicable.

ITEM 7	OMITTED INFORMATION

No information has been omitted on the basis that it is confidential information.

ITEM 8	EXECUTIVE OFFICER

Contact:             Ralph Shearing – CEO

Telephone:        (604) 306-6867

ITEM 9	DATE OF REPORT

January 30, 2026.

SCHEDULE “A”

(See attached news release)

NEWS RELEASE

GOLDGROUP ANNOUNCES BUSINESS COMBINATION WITH GOLD RESOURCE

CORPORATION TO CREATE A NEW, MEXICAN-FOCUSED PRECIOUS METALS PRODUCER

Vancouver, Canada – (January 26, 2026) – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF) is pleased to announce that it has entered into a definitive arrangement agreement and plan of merger (the “Arrangement Agreement”) with Gold Resource Corporation (NYSE American: GORO) (“GRC”), whereby Goldgroup has agreed to acquire all of the issued and outstanding shares of GRC’s common stock (the “Transaction”).

Transaction Details

Pursuant to the Arrangement Agreement, GRC’s stockholders will receive 1.4476 common shares of Goldgroup for each share of GRC’s common stock (adjusted to 0.3619 common shares of Goldgroup for each share of GRC’s common stock as a result of a four-for-one share consolidation (the “Consolidation”) to be completed by Goldgroup prior to closing) (the “Exchange Ratio”). Based on the closing prices of GRC’s common stock and Goldgroup’s common shares on January 23, 2026, the Exchange Ratio represents a value of US$2.25 per share of GRC’s common stock, reflecting a 39% premium to GRC’s closing price on January 23, 2026. The Transaction values GRC’s common stock at approximately US$372 million on a fully-diluted in-the-money basis and based on the value of Goldgroup shares on January 23, 2026.

The proposed Transaction will occur by way of a reverse triangular merger in which GRC will merge with a wholly owned subsidiary of Goldgroup under Colorado law (the “Merger”) and a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), with GRC surviving as a wholly owned subsidiary of Goldgroup. Upon completion of the Transaction, GRC stockholders are expected to own approximately 40% of the combined company on a fully-diluted in-the-money basis with Goldgroup’s current shareholders holding the remaining approximately 60% interest.

The Transaction was unanimously approved by the boards of directors of Goldgroup and GRC. The Transaction was negotiated at arm’s length. No finder’s fees or commissions are payable by either party in connection with the Transaction. The Transaction is expected to close in the second quarter of 2026, subject to customary closing conditions (including approval by the shareholders of each of Goldgroup and GRC, approval of the Supreme Court of British Columbia in respect of the Arrangement, approval of the TSX Venture Exchange (for Goldgroup) and approval by the Mexican National Antitrust Commission (Comisión Nacional Antimonopolio)). Upon closing, the board of directors of Goldgroup will be comprised of three directors selected by Goldgroup and two directors selected by GRC. The parties anticipate that the executive management team of GRC will become the officers of the combined company.

Transaction Highlights

The Transaction represents a transformational milestone in Goldgroup’s evolution and is expected to position the combined company as a leading, Mexico-focused junior precious metals producer.

Key anticipated benefits include:

•	Enhanced and Complementary Asset Portfolio: The combined company’s assets will include GRC’s producing Don David Gold Mine in Oaxaca, Mexico and the advanced-stage Back Forty Project in Michigan, USA, and Goldgroup’s Cerro Prieto Mine and recently acquired San Francisco Mine[1], a past producer with restart potential, creating a robust portfolio of producing assets with significant exploration and growth potential. Both the Cerro Prieto and San Francisco mines are located in Sonoro State, Mexico.

•	Creation of a Multi-Mine Producer: An asset portfolio with multiple mines reduces the reliance on any one mine’s operation and could significantly enhance cash generation of the combined company through increased production.

•	Creation of a Leading, Mexico-Focused Junior Producer: The combination creates a larger, more diversified mining company with a strong focus on Mexico, one of the leading venues for mineral potential and production, with an extensive history of mining.

•	Revitalization of a silver-focused vehicle: Pro forma revenues are expected to be predominantly silver, driven by production at the Don David Gold Mine benefiting from a strong silver price momentum.

•	Significant Synergy Potential: Expected operational, general and administrative synergies from combining operations and leveraging shared expertise and infrastructure.

•	Strengthened Financial Position: The combined entity is expected to have a stronger balance sheet and increased financial flexibility to fund growth projects and exploration initiatives.

•	Increased Market Presence and Shareholder Value: The larger scale and enhanced profile of the combined company are expected to attract a broader institutional investor base and drive long-term value for all shareholders.

Ralph Shearing, Chief Executive Officer, commented: “The pending acquisition of Gold Resource Corporation represents the next major step in Goldgroup’s growth strategy and overall transformation. Don David is a high-quality producing gold-silver mine, and the transaction meaningfully increases our scale, diversification and cash-flow profile while also providing a clear pathway to a NYSE American listing.

Taken together, these assets position the Company to emerge as a new Mexico-focused producer. We believe this Transaction is transformational, builds on the momentum we have created, and represents a compelling catalyst for long-term shareholder value creation.”

Board of Directors’ Recommendations and Voting Support

Prior to entering into the Arrangement Agreement, a special committee of independent directors of Goldgroup (the “Special Committee”) received a fairness opinion (the “Fairness Opinion”) from Fort Capital Partners, to the effect that, as of the date thereof, based upon and subject to the assumptions, limitations and qualifications in the Fairness Opinion, the consideration being offered by Goldgroup pursuant to the Transaction is fair, from a financial point of view, to Goldgroup shareholders. The board of directors of Goldgroup, after receiving legal advice and receipt of the Fairness Opinion, and after receiving a recommendation from the Special Committee, unanimously determined that the Transaction is fair, from a financial point of view, to the Goldgroup securityholders and that the Arrangement is in the best interests of Goldgroup and recommends that Goldgroup shareholders vote in favour of the Transaction, including the Consolidation. The directors, officers and certain significant shareholders of Goldgroup (the “Supporting Shareholders”) have entered into voting support agreements pursuant to which each has agreed to vote all of their Goldgroup securities in favour of the Transaction. Collectively, the Supporting Shareholders own approximately 24.304% of the outstanding common shares of Goldgroup (20.549% on a fully diluted basis).

1 The Company’s references in this news release to San Francisco mine’s past production, growth potential and operational and production potential is being treated as historical. The Company does not have a current technical report on San Francisco and has not made a production decision. Any decision to place San Francisco into production without establishing mineral reserves supported by a technical report and completing a feasibility study has a higher risk of economic or technical failure.

Further information regarding the Transaction will be contained in a management information circular to be prepared by Goldgroup and mailed to its shareholders in connection with a special meeting of shareholders to be held by Goldgroup, to consider the Arrangement and related matters. All shareholders of Goldgroup are urged to read the information circular once available, as it will contain important additional information concerning the Transaction. Details regarding the Transaction and other terms of the Arrangement and Merger are set out in the Arrangement Agreement, which will be available under the SEDAR+ profile of Goldgroup at www.sedarplus.ca.

Ralph Shearing, PGeol. (Alberta), a qualified person under National Instrument 43-101 and, CEO of the Company, has reviewed and approved the technical disclosure contained in this news release.

Advisors and Counsel

Cozen O’Connor LLP is acting as the Company’s legal counsel and McMillan LLP is acting as legal counsel to the Company’s Special Committee. Fort Capital Partners provided a fairness opinion to the Special Committee of the Company in connection with the proposed Arrangement.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, GRC’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com.

About Goldgroup

Goldgroup is a Canadian-based mining company with two high-growth gold assets in Mexico. The Company owns a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora and, subject to final approval from the TSX Venture Exchange, has recently acquired Molimentales del Noroeste, S.A. de C.V. (“Molimentales”), which owns the concessions comprising the formerly producing San Francisco gold mine, located in Sonora State, Mexico. An optimization and exploration program is underway at Cerro Prieto to significantly increase existing production and resources.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867

410 – 1111 Melville St.

Vancouver, BC, V6E 3V6

www.goldgroupmining.com

ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements include, without limitation, statements relating to (i) the expected timetable for completion of the potential Transaction, (ii) the ability to complete the potential Transaction, and (iii) the anticipated benefits of the potential Transaction, including the expectation to put the San Francisco Mine back into operation, the anticipated pro forma revenue of the combined company that is derived from silver production, anticipated synergies, the expected production and cash generation of the combined company, and anticipated ability to attract a broader investor base.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: receipt of all required TSXV, regulatory and other interested party approvals in connection with the Arrangement, including BC Supreme Court approval of the Arrangement and the Comisión Nacional Antimonopolio process; that the conditions precedent to the completion of the Transaction, including but not limited TSXV, regulatory, shareholder and court approvals, might not be obtained in a timely manner or at all; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; timing to integrate the Transaction and acquisitions (Molimentales and the San Francisco Mine) and timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.